Exhibit  2
Form 10-SB
New Horizon Education, Inc.

          AMENDMENT OF THE ARTICLES OF INCORPORATION OF

           HIGH-LINE INVESTMENT & DEVELOPMENT COMPANY

      Pursuant to the provisions of 16-10-57 of the Utah Business
Corporation Act, the undersigned corporation adopts the following
Articles of Amendment to its Articles of Incorporation:

      FIRST:          The  name of the corporation  is  High-Line
Investment & Development Company.
      SECOND:         The following Amendment of the Articles  of
Incorporation was adopted by the shareholders of the corporation on November 11, 1976, in the manner prescribed by the Business Corporation Act:

     The name of the corporation shall be Gayle Industries, Inc.

     The number of shares authorized shall be 25,000,000, each share having a par value of $ .002.

      THIRD: The number of shares of the corporation outstanding at the time of such adoption was 86,000; and the number of shares entitled to vote thereon was 86,000.

      FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:
None.

      FIFTH: The number of shares voted for such amendment was 51,550; the anti number of shares voted against such amendment were zero (0).

      SIXTH:     The  number of shares of each class entitled  to
vote thereon as a class voted for and against such amendment respectfully was: None.

      SEVENTH: In the manner, if not set forth in such amendment, in which any exchange, re-classification, or cancellation of Issued shares provided for in the amendment shall be affected, is as follows:

The present issued and outstanding shares of the corporation shall be split five for one and new certificates representing new shares and new par values shall be issued.

DATED this 11th day of November, 1976

                    HIGH-LINE INVESTMENT & DEVELOPMENT COMPANY

                    By: /s/ Marlen W. Johnson, President

                    /s/ Mark Peterson, Secretary

STATE OF UTAH       )
                    )ss.
COUNTY OF SALT LAKE )

      I, Curtis L. Pettit, Notary Public, do hereby certify that on this 11th day of November, 1976, personally appeared before me Marlen V. Johnson, who being first duly sworn, declared that he is the President of High-Line Investment & Development Company, that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

IN WITNESS I have hereunto set my hand and seal this 11th day of November, 1976.

/s/ Notary Public